SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   Form 8-K/A



                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported) January 26, 2004
                                                        ------------------


                          Mission West Properties, Inc.
                     --------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Maryland
                                -----------------
                 (State or Other Jurisdiction of Incorporation)



               1-8383                            95-2635431
             ----------                        --------------
      (Commission File Number)       (I.R.S. Employer Identification No.)



                10050 Bandley Drive, Cupertino, California 95014
              ----------------------------------------------------
                    (Address of Principal Executive Offices)



                                 (408) 725-0700
                               ------------------
              (Registrant's Telephone Number, Including Area Code)



                               ------------------
          (Former Name or Former Address, if Changed Since Last Report)



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

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Mission West Properties, Inc. (the "Company") amends the current report on Form 8-K dated January 26, 2004 (the "Initial Report") in the following respects:

     On January 31, 2004, the Company asked its former independent accountant PricewaterhouseCoopers LLP ("PWC") to furnish it with a letter addressed to the SEC stating whether it agreed or disagreed with the statements contained in the Initial Report within 10 business days from the date of the Initial Report. In response to that request, PWC has submitted the letter attached as Exhibit 16.2.

Upon reviewing the PWC's letter attached as Exhibit 16.2 the Company's management has the following response.

RESPONSE TO ITEMS 1 - 3 RELATED TO FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 2003.

1. William Croteau, the PWC audit engagement partner ("Croteau") resigned during a telephone call at approximately 6:30 PM on Monday, January 26, 2004 with John Bolger the Chairman of the Audit Committee. Prior to that telephone call PWC had not met with the Audit Committee at any time to discuss any of the issues described herein, which PWC was obligated to do under terms of its engagement letter. During the telephone call with Mr. Bolger, Croteau stated he would not attend the regular Audit Committee meeting scheduled for the following day and further stated to Mr. Bolger that no accounting or disclosure issues existed. At no time prior to the telephone conversation with Bolger on the night of January 26, 2004 had Croteau advised the Audit Committee of any issues with any member of management, including Mr. Berg or Mr. Marino, that would lead to PWC's resignation. The representations requested by PWC were related to the proposed management representation letter for the third quarter of 2003 which was not furnished to management until November 19, 2003 more than 30 days after clearance on release of earnings by PWC and the Audit Committee. In addition, the representation letter from PWC was received by management after the PWC had approved the Form 10-Q for the quarter ended September 30, 2003 which was filed by the Company on November 13, 2003. On December 5, 2003 after returning from vacation, Mr. Marino provided the representation letter to Mr. Berg for signature. Mr. Berg believed the representation letter PWC asked management to sign contained (i) inaccurate and potentially misleading statements and (ii) asked management to speculate about future contingent events that were not subject to the control of management. On December 6, 2003 management provided PWC with alternative language that management considered factual and correct. Discussions and email communications on this matter continued between management and PWC until we received an email from Croteau at 5:30 p.m. on January 23, 2004 stating that PWC had reached an "impasse" with management on this matter. Following receipt of Croteau's January 23 email, management expected that this impasse would be resolved by the Audit Committee at the next scheduled meeting on Tuesday, January 27, 2004. If PWC had met with the Audit Committee as

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

scheduled; advised them of PWC's issues and given the Audit Committee the opportunity to resolve such issues, this dispute could have been resolved.


2. Neither the Company's management nor the Audit Committee was ever informed by PWC of any subsequent events or other matters where management had been unwilling to fully respond or cooperate, except as stated above.

3. PWC only informed the Audit Committee after their decision to resign "that information came to our [their] attention that, if further investigated, may materially impact the fairness or reliability of financial statements issued by the company..." The Audit Committee is having the matter outlined in item 1 above independently investigated, since this is the only matter which PWC has informed the Audit Committee would require further investigation. Once again, PWC's statement that they "advised the audit committee that we [they] are no longer willing to rely on representations of management" were not presented by PWC to the Audit Committee prior to PWC's resignation. Management believes that the Audit Committee has been fully apprised of all circumstances that were the subject of the representations referred to above.

With respect to the pertinate paragraph in PWC's letter, management of the Company denies having made any oral representations to PWC that were the same or substantially similar to the representations in PWC's proposed third quarter 2003 representation letter that management rejected. Furthermore, PWC failed to advise the Audit Committee of any concern that PWC had or any audit issues related to such proposed representations until four days after PWC resigned as independent accountant.

RESPONSES TO LAST TWO PARAGRAPHS OF EXHIBIT 16.2

Prior  to its  resignation,  PWC had  never  informed  management  or the  Audit
Committee of any inconsistent statements except those disputed above, which would have been resolved, if PWC had not breached its contractual obligations contained in the engagement letter by resigning before allowing the Audit Committee to investigate any such allegations.

By resigning without meeting with the Audit Committee and informing them of any management issues was a breach of PWC's engagement letter. Refusing to complete the December 31, 2003 audit and failing to allow their audit reports for December 31, 2001 and 2002 to be relied upon, PWC has acted recklessly, thereby exposing the Company to undetermined costs and damages. Prior to its resignation, PWC had never disclosed to management or the Audit Committee any material issues related to the fairness or reliability of financial statements of the Company.

RESPONSE TO EXHIBIT 16.1 LETTER OF RESIGNATION:

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

PWC did not resign in accordance to the terms of their engagement letter with the Company. PWC did not meet with Audit Committee to disclose their issues with management prior to their resignation as required in the engagement letter.





               ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

               Exhibit 16.1 Letter of Resignation of PricewaterhouseCoopers LLP, dated January 26, 2004 (corrected).

               Exhibit 16.2 Letter of PricewaterhouseCoopers LLP to Securities and Exchange Commission dated February 13, 2004.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MISSION WEST PROPERTIES, INC.



Dated:  February 18, 2004                   By:      /s/ Carl E. Berg
                                               ---------------------------------
                                               Carl E. Berg
                                               Chief Executive Officer

EXHIBIT 16.1

January 26, 2004

Mr. John C. Bolger
Audit Comittee Chairman
Mission West Properties, Inc.
96 Southerland Drive
Atherton, CA 94027

Dear Mr. Bolger:

In accordance with the terms of our engagement with Mission West Properties, Inc. (the "Company") as described in our engagement letter dated November 10, 2003, PricewaterhouseCoopers may decline to issue an audit report as a result of our engagement if, for any reason caused by or relating to the affairs or management of the Company, we are unable to complete the audit. The purpose of this letter is to inform you that the firm is unable to complete its audit of the Company's financial statements for the year ended December 31, 2003 due to such reasons and consequently we are resigning from this engagement.

We wish the Company all the best in the future.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


cc: Carl E. Berg, Chairman of the Board and Chief Executive Officer

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

EXHIBIT 16.2


February 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Mission West Properties, Inc. (copy attached), which we understand has been filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 26, 2004. In addition to the events reported in such Form 8-K, with which we agree, additional events that should have been reported by the Company follow:

In connection with our review of the company's interim financial statements for the period ended September 30, 2003, management provided us with oral representations relating to certain related party transactions. We subsequently requested the representations in writing, and management has not been willing to comply with this request.

In connection with our audit of the company's financial statements for the year ended December 31, 2003, we had the following reportable events or disagreements with management as to the nature and extent of our audit procedures:

1. We requested written representations from management relating to the related party transactions referred to above, and we indicated that the requested written representations were necessary for us to complete our audit. The company and its counsel responded that they were not willing to provide the requested written representations and, further, indicated that the requested representations were not necessary for us to complete our audit.

2. In response to our inquiries regarding subsequent events and other matters that may be significant to our audit, management expressed an unwillingness to respond fully to our inquiries.

3. We informed the audit committee that information came to our attention that, if further investigated, may materially impact the fairness or reliability of financial statements previously issued by the company and, due to our resignation, we did not conduct further investigation.

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



Because of the foregoing circumstances, and the fact that management has made statements that are inconsistent with oral representations made previously, we advised the audit committee that we are no longer willing or able to rely on the representations of management.

On February 12, 2004, we informed the company that our audit reports dated January 21, 2002 and January 28, 2003 on the financial statements of the company for the years ended December 31, 2001 and 2002 should no longer be relied upon, and that we are no longer willing to be associated with the interim financial statements of the company for any interim periods within such years or for any interim periods in the period ended September 30, 2003.

Very truly yours,
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


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